UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934



  Date of Report (Date of earliest event reported): June 2, 2005 (June 2, 2005)

                                 GeneThera, Inc.
                                 ---------------
             (Exact name of registrant as specified in its chapter)

           Florida                    000-27237              66-0622463
           -------                    ---------             -----------
 (State or other jurisdiction        (Commission           (IRS Employer
       of incorporation)             File Number)       Identification No.)



  3930 Youngfield Street, Wheat Ridge, CO                 80033
  ---------------------------------------                 -----
  (Address of principal executive offices)              (Zip Code)


       Registrant's telephone number, including area code: (303) 463-6371

                                       N/A
          (Former name or former address, if changed since last report)


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 (a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

In connection with its preparation of its Form 10-KSB/A for the year ended December 31, 2004, management of Genethera, Inc. (the "Company") has determined that its financial statements for the year ending December 31, 2003, and certain interim periods in the year ended December 31, 2003, should no longer be relied upon and will be restated. The restatement is necessary to reflect adjustments in the accounting for the February 25, 2002 recapitalization of the Company determined to be necessary by the Company. The restatement is limited to adjustments in accumulated deficit and paid-in-capital in connection with the February 2002 recapitalization. The Company intends to file its Form 10-KSB/A to, among other things, amend its financial statements for the year ended December 31, 2003 and the quarterly periods ended March 31, June 30 and September 30 of 2003. On June 2, 2005, management presented its findings and recommendation to the Board of Directors and the Audit Committee of the Board of Directors, each of which approved the recommendation to restate the Company's previously issued financial statements identified above and contained in its Form 10-KSB/A for the year ended December 31, 2004. The decision to restate was discussed with the Company's independent registered public accounting firm.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 GENETHERA, INC.
Date: June 2, 2005

                                                 By: /s/ Steven M. Grubner
                                                         Steven M. Grubner
                                                   Chief Financial Officer